Overstock Announces Fourth Quarter and Full Year 2021 Financial Results
Fourth quarter net revenue of $613 million, including record "Cyber 5" execution
Full year net revenue of $2.8 billion, nearly double pre-pandemic run-rate

SALT LAKE CITY - February 23, 2022 - Overstock.com, Inc. (NASDAQ:OSTK) today reported financial results for the quarter and full year ended December 31, 2021.

Fourth Quarter 2021 Financial Highlights, from continuing operations

•	Total net revenue was $613 million, a decrease of 9% year over year
•	Gross profit was $139 million or 22.7% of total net revenue
•	Income from continuing operations was $33 million
•	Diluted earnings per share was $0.68
•	Adjusted EBITDA (non-GAAP) was $27 million, which represents 4.5% of net revenue
•	At the end of the fourth quarter, cash and cash equivalents totaled $503 million
Full Year 2021 Financial Highlights, from continuing operations

•	Total net revenue was $2.8 billion, an increase of 11% year over year
•	Gross profit was $624 million or 22.6% of total net revenue
•	Income from continuing operations was $172 million
•	Diluted earnings per share was $3.57
•	Adjusted EBITDA (non-GAAP) was $142 million, which represents 5.1% of net revenue
•	Full year net cash provided by operating activities was $98 million

"This is our second consecutive year of profitability and market share growth," said Overstock CEO Jonathan Johnson. "For the full year 2021, net revenue increased 11% against record 2020 growth. The foundational operational improvements we have made over the past two years have stabilized the business and positioned us well to navigate through economic- and industry-specific cycles over the long term. We are proving we can adjust to, execute through, and take advantage of both positive and negative jolts in the market. It's encouraging that nearly one third of the overall home furniture and furnishings market continues to be transacted online. I believe increasing our brand association with home positions us favorably for 2022 and beyond. We remain committed to our value to 'do good' and recently launched a dedicated site outlining our ESG efforts (http://www.overstock.com/esg)."

"Navigating the operating environment in our industry during the fourth quarter was challenging," continued Johnson. "Despite challenges, we were committed to delivering on our profitability targets—and we did just that, driven in part by our largest Thanksgiving through Cyber Monday—or Cyber Five—period in the company's history. I look forward to providing additional updates on our fourth quarter and full year 2021 performance and sharing insights into our 2022 plans during our earnings call."

Fourth Quarter 2021 Operational Highlights*

•	Active customers were 8.1 million, a decrease of 12% year over year
•	Last Twelve Months (LTM) net revenue per active customer was $341, an increase of 26% year over year
•	Orders delivered were 3.0 million, a decrease of 25% year over year
•	Average order value was $206, an increase of 23% year over year
•	Orders per active customer, measured as LTM orders divided by active customers, was 1.67, an increase of 2% year over year
•	Orders placed on a mobile device were 50.7% of gross merchandise sales
*Certain terms (active customers, LTM net revenue per active customer, orders delivered, average order value, and orders per active customer) are defined under "Supplemental Operational Data" below.

Earnings Webcast Information

Overstock will hold a conference call and webcast to discuss its fourth quarter and full year 2021 financial results on Wednesday, February 23, 2022, at 8:30 a.m. ET. To access the live webcast and presentation slides, go to http://investors.overstock.com. To listen to the conference call via telephone, dial (877) 673-5346 and enter conference ID 3659278 when prompted. Participants outside the U.S. or Canada who do not have Internet access should dial +1 (724) 498-4326, then enter the conference ID provided above.

A replay of the conference call will be available at http://investors.overstock.com, starting two hours after the live call has ended. An audio replay of the webcast will be available via telephone starting at 11:30 a.m. ET on Wednesday, February 23, 2022, through 11:30 a.m. ET on Wednesday, March 2, 2022. To listen to the recorded webcast by phone, dial (855) 859-2056, then enter the conference ID provided above. Outside the U.S. or Canada, dial +1 (404) 537-3406 and enter the conference ID provided above.

Questions may be emailed in advance of the call to ir@overstock.com.

About Overstock.com

Overstock.com, Inc. (Common Stock (NASDAQ:OSTK) / Series A-1 Preferred Stock (tZERO ATS:OSTKO) / Series B Preferred Stock (OTCQX:OSTBP)) is an online retailer and technology company based in Salt Lake City, Utah. Its leading e-commerce website sells a broad range of new home products at low prices, including furniture, décor, area rugs, bedding and bath, home improvement, outdoor, kitchen and dining items, and more. The online shopping site, which is visited by tens of millions of customers a month, also features a marketplace providing customers access to millions of products. In 2014, Overstock became the first major retailer to accept cryptocurrency as a form of payment and continues to do so. Overstock regularly posts information about the Company and other related matters on the Newsroom and Investor Relations pages on its website, Overstock.com.

O, Overstock.com, O.com, and Club O are registered trademarks of Overstock.com, Inc. Other service marks, trademarks and trade names which may be referred to herein are the property of their respective owners.

Cautionary Note Regarding Forward-Looking Statements

This press release and the February 23, 2022 conference call and webcast to discuss our financial results may contain forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include all statements other than statements of historical fact, including forecasts of trends, market conditions, and other factors that will impact our results of operations. You should not place undue reliance on any forward-looking statements, which speak only as of the date they were made. We undertake no obligation to update any forward-looking statements as a result of any new information, future developments, or otherwise. These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including but not limited to, difficulties we may have with our fulfillment partners, supply chain, access to products, shipping costs, competition, macroeconomic changes, attraction/retention of employees, search engine optimization results, and/or payment processors. Other risks and uncertainties include, among others, the duration of the COVID-19 pandemic and its ultimate impact on our business and results of operations, problems with our infrastructure, including cyber-attacks or data breaches affecting us, adverse tax, regulatory or legal developments, and whether our partnership with Pelion Venture Partners will be able to achieve its objectives. More information about factors that could potentially affect our financial results are included in our Form 10-K for the year ended December 31, 2020, our Form 10-Q for the quarter ended March 31, 2021, our Form 10-Q for the quarter ended June 30, 2021, and our Form 10-Q for the quarter ended September 30, 2021, which were filed with the Securities and Exchange Commission on February 26, 2021, May 6, 2021, August 5, 2021, and November 4, 2021, respectively, and in our subsequent filings with the Securities and Exchange Commission. The Form 10-K, Form 10-Q's, and our subsequent filings with the Securities and Exchange Commission identify important factors that could cause our actual results to differ materially from those contained in or contemplated by our projections, estimates and other forward-looking statements.

Contacts Investor Relations: Lavesh Hemnani ir@overstock.com	Media Relations: Sarah Factor pr@overstock.com

Overstock.com, Inc. Consolidated Balance Sheets (Unaudited) (in thousands, except share data)
	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$503,341	$495,425
Restricted cash	25	1,197
Accounts receivable, net	21,190	22,867
Inventories	5,137	6,243
Prepaids and other current assets	22,097	22,879
Current assets of discontinued operations	—	34,129
Total current assets	551,790	582,740
Property and equipment, net	109,479	113,767
Deferred tax assets, net	40,035	37
Goodwill	6,160	6,160
Equity securities	342,682	1,412
Operating lease right-of-use assets	12,584	17,297
Other long-term assets, net	3,236	2,646
Long-term assets of discontinued operations	—	106,155
Total assets	$1,065,966	$830,214
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$102,293	$109,759
Accrued liabilities	101,902	123,646
Unearned revenue	59,387	72,165
Operating lease liabilities, current	5,402	5,152
Other current liabilities	3,349	2,935
Current liabilities of discontinued operations	—	13,924
Total current liabilities	272,333	327,581
Long-term debt, net	37,984	41,334
Operating lease liabilities, non-current	7,960	13,206
Other long-term liabilities	3,303	4,082
Long-term liabilities of discontinued operations	—	7,685
Total liabilities	321,580	393,888
Stockholders' equity:
Preferred stock, $0.0001 par value, authorized shares - 5,000
Series A-1, issued and outstanding - 4,204 and 4,204	—	—
Series B, issued and outstanding - 357 and 357	—	—
Common stock, $0.0001 par value, authorized shares - 100,000
Issued shares - 46,625 and 46,331
Outstanding shares - 43,023 and 42,768	4	4
Additional paid-in capital	960,544	970,873
Accumulated deficit	(136,590)	(525,233)
Accumulated other comprehensive loss	(537)	(553)
Treasury stock at cost - 3,602 and 3,563	(79,035)	(71,399)
Equity attributable to stockholders of Overstock.com, Inc.	744,386	373,692
Equity attributable to noncontrolling interests	—	62,634
Total stockholders' equity	744,386	436,326
Total liabilities and stockholders' equity	$1,065,966	$830,214

Overstock.com, Inc. Consolidated Statements of Income (Unaudited) (in thousands, except per share data)
	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
Net revenue	$612,659	$669,666	$2,756,446	$2,493,915
Cost of goods sold	473,815	519,141	2,132,544	1,922,559
Gross profit	138,844	150,525	623,902	571,356
Operating expenses
Sales and marketing	67,970	73,862	302,430	260,714
Technology	30,917	29,970	123,001	116,248
General and administrative	20,837	24,332	87,399	97,679
Total operating expenses	119,724	128,164	512,830	474,641
Operating income	19,120	22,361	111,072	96,715
Interest expense, net	(132)	(199)	(556)	(838)
Other income, net	12,507	595	12,500	613
Income before income taxes from continuing operations	31,495	22,757	123,016	96,490
Provision (benefit) for income taxes	(1,447)	(393)	(48,775)	1,363
Income from continuing operations	32,942	23,150	171,791	95,127
Income (loss) from discontinued operations, net of income taxes	—	(13,021)	217,246	(48,956)
Consolidated net income	32,942	10,129	389,037	46,171
Less: Net loss attributable to noncontrolling interests—discontinued operations	—	(2,458)	(335)	(9,830)
Net income attributable to stockholders of Overstock.com, Inc.	$32,942	$12,587	$389,372	$56,001
Consolidated net income per share of common stock:
Net income (loss) attributable to common shares—basic
Continuing operations	$0.69	$0.48	$3.60	$2.13
Discontinued operations	—	(0.22)	4.58	(0.88)
Total	$0.69	$0.26	$8.18	$1.25
Net income (loss) attributable to common shares—diluted
Continuing operations	$0.68	$0.48	$3.57	$2.12
Discontinued operations	—	(0.22)	4.54	(0.88)
Total	$0.68	$0.26	$8.11	$1.24
Weighted average shares of common stock outstanding:
Basic	43,016	42,765	42,981	41,217
Diluted	43,370	43,326	43,332	41,607

Overstock.com, Inc. Consolidated Statements of Cash Flows (Unaudited) (in thousands)
	Year ended December 31,
	2021	2020
Cash flows from operating activities:
Consolidated net income	$389,037	$46,171
(Income) loss from discontinued operations, net of income taxes	(217,246)	48,956
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	18,564	21,776
Non-cash operating lease cost	5,021	4,971
Stock-based compensation to employees and directors	11,133	7,841
(Increase)/decrease in deferred income taxes, net	(53,829)	35
Income from equity method securities	(12,585)	—
Other non-cash adjustments	1,537	(542)
Changes in operating assets and liabilities:
Accounts receivable, net	1,677	(6,715)
Inventories	1,106	(403)
Prepaids and other current assets	2,958	(5,358)
Other long-term assets, net	(1,755)	(264)
Accounts payable	(7,787)	34,428
Accrued liabilities	(21,595)	48,907
Unearned revenue	(12,778)	31,049
Operating lease liabilities	(5,261)	(5,995)
Other long-term liabilities	(150)	1,769
Net cash provided by continuing operating activities	98,047	226,626
Net cash used in discontinued operating activities	(17,128)	(30,152)
Net cash provided by operating activities	80,919	196,474
Cash flows from investing activities:
Contributions for capital calls	(41,122)	—
Expenditures for property and equipment	(13,617)	(14,874)
Other investing activities, net	(1,694)	(397)
Net cash used in continuing investing activities	(56,433)	(15,271)
Net cash used in discontinued investing activities	(29,703)	(8,284)
Net cash used in investing activities	(86,136)	(23,555)
Cash flows from financing activities:
Payments on long-term debt	(3,030)	(2,635)
Proceeds from long-term debt	—	47,500
Proceeds from sale of common stock, net of offering costs	—	195,540
Payments of taxes withheld upon vesting of restricted stock	(8,279)	(2,592)
Other financing activities, net	(1,374)	(6,449)
Net cash provided by (used in) continuing financing activities	(12,683)	231,364
Net cash provided by discontinued financing activities	2,085	—
Net cash provided by (used in) financing activities	(10,598)	231,364
Net increase (decrease) in cash, cash equivalents, and restricted cash	(15,815)	404,283
Cash, cash equivalents, and restricted cash, beginning of year, inclusive of cash balances of discontinued operations	519,181	114,898
Cash, cash equivalents, and restricted cash, end of year, inclusive of cash balances of discontinued operations	503,366	519,181
Less: Cash, cash equivalents, and restricted cash of discontinued operations	—	22,559
Cash, cash equivalents, and restricted cash, end of year	$503,366	$496,622

Financial Reporting Presentation in Accordance with the Pelion Transaction

Medici Ventures' blockchain businesses, including tZERO, met the criteria to be reported as held for sale and discontinued operations as of March 31, 2021, due to their anticipated deconsolidation. As a result of closing the Pelion transaction during the second quarter of 2021, these businesses' operating results for the periods prior to deconsolidation have been reflected in our consolidated statements of income as discontinued operations. Additionally, the related assets and liabilities of these businesses associated with the prior periods are classified as discontinued operations in our consolidated balance sheets. As a result of closing this transaction, Overstock has reorganized its remaining businesses into a single reportable operating segment, Retail. Corporate-related overhead costs are included in Retail continuing operations.

Supplemental Operational Data

We measure our business using operational metrics, in addition to the financial metrics shown above and the non-GAAP financial measures explained below. We believe these metrics provide investors with additional information regarding our financial results, including indicators of our growth, customer purchasing patterns, and the mix of products purchased by our customers.

Active customers represents the total number of unique customers who have made at least one purchase during the prior twelve-month period. This metric captures both the inflow of new customers and the outflow of existing customers who have not made a purchase during the prior twelve-month period.

LTM net revenue per active customer represents total net revenue in a twelve-month period divided by the total number of active customers for the same twelve-month period.

Orders delivered represents the total number of orders delivered in any given period, including orders that may eventually be returned. As we ship a large volume of packages through multiple carriers, actual delivery dates may not always be available, and in those circumstances we estimate delivery dates based on historical data.

Average order value is defined as total net revenue in any given period divided by the total number of orders delivered in that period.

Orders per active customer is defined as orders delivered in a twelve-month period divided by active customers for the same twelve-month period.

The following table provides key operating metrics for the Retail business:
(in thousands, except for LTM net revenue per active customer, average order value and orders per active customer)

	Three months ended December 31,
	2021	2020
Active customers	8,075	9,188
LTM net revenue per active customer	341	271
Orders delivered	2,974	3,978
Average order value	206	168
Orders per active customer	1.67	1.64

Non-GAAP Financial Measures and Reconciliations

We are providing certain non-GAAP financial measures in this release and related earnings conference call, including adjusted diluted earnings per share from continuing operations, adjusted EBITDA, and free cash flow. We use these non-GAAP measures internally in analyzing our financial results and we believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance in the same manner as our management and board of directors. We have provided reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures in this earnings release. These non-GAAP financial measures should be used in addition to and in conjunction with the results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures.

Adjusted diluted earnings per share for continuing operations is a non-GAAP financial measure that we calculate as net income from continuing operations less the benefit for income taxes associated with our tax valuation allowance release and income recognized from our equity method securities. We believe that this adjustment to our net income before calculating per share amounts for the current period presented provides a useful comparison between our operating results from period to period.

Adjusted EBITDA is a non-GAAP financial measure that is calculated as income from continuing operations before depreciation and amortization, stock-based compensation, interest and other income (expense), provision (benefit) for income taxes, and special items. We believe the exclusion of certain benefits and expenses in calculating adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring.

Free cash flow is a non-GAAP financial measure that is calculated as net cash provided by or used in continuing operating activities reduced by expenditures for property and equipment. We believe free cash flow is a useful measure to evaluate the cash impact of the continuing operations of the business including purchases of property and equipment which are a necessary component of our ongoing operations.

The following table reflects the reconciliation of adjusted diluted earnings per share from continuing operations to diluted earnings per share from continuing operations (in thousands, except per share data):

	Three months ended December 31,
	2021
	Diluted EPS	Less: tax valuation allowance release[1]	Less: equity method income[2]	Adjusted Diluted EPS
Numerator:
Income from continuing operations	$32,942	$2,341	$13,310	$17,291
Less: Preferred stock dividends—accumulated	182	—	—	182
Undistributed income from continuing operations	32,760	2,341	13,310	17,109
Less: Undistributed income allocated to participating securities	3,140	224	1,392	1,524
Net income from continuing operations attributable to common stockholders	$29,620	$2,117	$11,918	$15,585

Denominator:
Weighted average shares of common stock outstanding—diluted	43,370	43,370	43,370	43,370

Net income from continuing operations per share of common stock:
Diluted	$0.68	$0.05	$0.27	$0.36
1 Inclusive of deferred tax impact from equity method income
2 Inclusive of current tax impact from equity method income

	Year ended December 31,
	2021
	Diluted EPS	Less: tax valuation allowance release[1]	Less: equity method income[2]	Adjusted Diluted EPS
Numerator:
Income from continuing operations	$171,791	$53,808	$12,606	$105,377
Less: Preferred stock dividends—accumulated	729	—	—	729
Undistributed income from continuing operations	171,062	53,808	12,606	104,648
Less: Undistributed income allocated to participating securities	16,409	5,161	1,324	9,924
Net income from continuing operations attributable to common stockholders	$154,653	$48,647	$11,282	$94,724

Denominator:
Weighted average shares of common stock outstanding—diluted	43,332	43,332	43,332	43,332

Net income from continuing operations per share of common stock:
Diluted	$3.57	$1.12	$0.26	$2.19
1 Inclusive of deferred tax impact from equity method income
2 Inclusive of current tax impact from equity method income

The following table reflects the reconciliation of adjusted EBITDA to income from continuing operations (in thousands):

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020

Income from continuing operations	$32,942	$23,150	$171,791	$95,127
Depreciation and amortization	4,232	5,488	18,564	21,776
Stock-based compensation	3,484	1,640	11,133	7,841
Interest expense, net	132	199	556	838
Other income, net	(12,507)	(595)	(12,500)	(613)
Provision (benefit) for income taxes	(1,447)	(393)	(48,775)	1,363
Special items (see table below)	511	432	872	(8,038)
Adjusted EBITDA	$27,347	$29,921	$141,641	$118,294

Special items:
Special legal charges	$—	$432	$(186)	$(9,341)
Severance	502	—	755	1,303
Transaction costs	9	—	303	—
	$511	$432	$872	$(8,038)

The following table reflects the reconciliation of free cash flow to net cash provided by continuing operating activities (in thousands):

	Year ended December 31,
	2021	2020
Net cash provided by continuing operating activities	$98,047	$226,626
Expenditures for property and equipment	(13,617)	(14,874)
Free cash flow	$84,430	$211,752